SYNERGISTICS, INC.
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                     SEPTEMBER __, 2002
            THIS PROXY IS SOLICITED ON BEHALF OF
       THE BOARD OF DIRECTORS OF SYNERGISTICS, INC.


   I, the undersigned holder of Common Stock, $.01 par value, of Synergistics, Inc. (the "Company"), hereby appoint James French with the power of substitution, proxy of the undersigned to vote the shares of the undersigned at the Special Meeting of Shareholders of the Company, to be held at the offices of the Company at 9 Tech Circle, Natick, Massachusetts, 01760 on September __, 2002 and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxy is specifically authorized to vote as indicated below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(1) Merger. To adopt the Agreement and Plan of Merger ("Merger Agreement") dated as of July 25, 2002, providing for the merger of the Company into Synergistics Acquisition Corp., a Massachusetts corporation.


        FOR ____   AGAINST _____ ABSTAIN _____


(2) Other Matters. In their discretion upon the transaction of such other business as may properly come before the meeting and any adjournments thereof.

        FOR ____   AGAINST _____ ABSTAIN _____


Dated:
      ----------               -------------------------------
                                (Signature of Shareholder)

Shares Owned:              :
              ---------        -------------------------------
                                (Signature if Jointly Held)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. All joint owners must sign.